UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2014

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1.	Indenture and 5.25% Senior Notes due 2019

On November 19, 2014, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“Norwegian”), issued $680.0 million aggregate principal amount of 5.25% senior unsecured notes due 2019 (the “5.25% Notes”), which mature on November 15, 2019, pursuant to an indenture, dated as of November 19, 2014, between NCLC and U.S. Bank National Association, as trustee (the “Indenture”). NCLC used the net proceeds from the offering of the 5.25% Notes to fund a portion of the purchase price and related fees and expenses for the Acquisition (as defined below) by Norwegian of Prestige Cruises International, Inc. (“Prestige”). NCLC financed the remaining portion of the Acquisition, as well as refinanced credit facilities of Seven Seas Cruises S. DE R.L. (“Regent”) and Oceania Cruises, Inc., each a subsidiary of Prestige, and satisfied and discharged the indenture governing Regent’s Second-Priority Senior Secured Notes due 2019, using $1.05 billion of borrowings under its New Term Loan A Facility and New Term Loan B Facility (each as defined below), available cash and the issuance of additional Norwegian Ordinary Shares (as defined below).

NCLC will pay interest on the 5.25% Notes at 5.25% per annum, semiannually on May 15 and November 15 of each year, commencing on May 15, 2015, to holders of record at the close of business on the immediately preceding May 1 and November 1, respectively.

NCLC may redeem the 5.25% Notes, in whole or part, at any time prior to November 15, 2016, at a price equal to 100% of the principal amount of the 5.25% Notes redeemed plus accrued and unpaid interest to, but not including, the redemption date and a “make-whole premium.” NCLC may redeem the 5.25% Notes, in whole or in part, on or after November 15, 2016, at the redemption prices set forth in the Indenture. At any time (which may be more than once) on or prior to November 15, 2016, NCLC may choose to redeem up to 40% of the aggregate principal amount of the 5.25% Notes at a redemption price equal to 105.250% of the face amount thereof with an amount equal to the net proceeds of one or more equity offerings, so long as at least 60% of the aggregate principal amount of the 5.25% Notes issued remains outstanding following such redemption.

The Indenture contains covenants that limit NCLC’s ability (and its restricted subsidiaries’ ability) to, among other things: (i) incur or guarantee additional indebtedness or issue certain preferred shares; (ii) pay dividends and make certain other restricted payments; (iii) create restrictions on the payment of dividends or other distributions to NCLC from its restricted subsidiaries; (iv) create liens on certain assets to secure debt; (v) make certain investments; (vi) engage in transactions with affiliates; (vii) engage in sales of assets and subsidiary stock; and (viii) transfer all or substantially all of its assets or enter into merger or consolidation transactions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium (if any), interest and other monetary obligations on all of the then-outstanding 5.25% Notes to become due and payable immediately.

The foregoing summary is qualified entirely by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

2.	Incremental Term Loans under the Senior Secured Credit Facility

Amendment to Senior Secured Credit Facility

In contemplation of the Acquisition, NCLC amended and restated its credit agreement dated May 24, 2013 (the “Existing Senior Secured Credit Facility”), pursuant to an amended and restated credit agreement, dated as of October 31, 2014, but effective as of the closing of the Acquisition, with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and as collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders (the “Amended and Restated Senior Secured Credit Facility”) in order to, among other things, provide for the New Term Loan A Facility (as defined below) and the addition of guarantors and collateral to what previously secured NCLC’s obligations under the Existing Senior Secured Credit Facility. Consequently, with the consummation of the Acquisition, the Amended and Restated Senior Secured Credit Facility has additional guarantees from Insignia Vessel Acquisition, LLC, Nautica Acquisition, LLC, Regatta Acquisition, LLC, Mariner, LLC, Voyager Vessel Company, LLC and Navigator Vessel Company, LLC (all subsidiaries of Prestige) and additional collateral in respect of the following ships: Insignia, Nautica, Regatta, Seven Seas Mariner, Seven Seas Voyager and Seven Seas Navigator, and the related stock pledges of the additional guarantors.

Overview of New Term Loan A Facility

On November 19, 2014, concurrently with the closing of the Acquisition, NCLC borrowed an incremental $700.0 million (the “New Term Loan A Facility”) under the Amended and Restated Senior Secured Credit Facility, which has substantially the same terms as the existing term loans under the Existing Senior Secured Credit Facility.

Interest Rate and Fees. Borrowings under the New Term Loan A Facility bear interest at a rate per annum equal to (i) an adjusted LIBOR rate or (ii) a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of JPM and (c) the one-month adjusted LIBOR rate, in each case plus an applicable margin that is determined by reference to a total leverage ratio, with an applicable margin of between 2.25% and 1.50% with respect to Eurocurrency loans and between 1.25% and 0.50% with respect to base rate loans. The initial applicable margin for borrowings is 2.25% with respect to Eurocurrency borrowings and 1.25% with respect to base rate borrowings.

Voluntary Prepayments. NCLC may voluntarily repay outstanding loans under the New Term Loan A Facility at any time without premium or penalty, subject to customary breakage costs with respect to Eurocurrency loans.

Amortization. NCLC is required to repay the loans under the New Term Loan A Facility in quarterly installments commencing in December 2014, in an aggregate principal amount equal to (i) in the case of installments payable on or prior to May 24, 2015, 1.25% of outstanding loans originally funded under the New Term Loan A Facility and (ii) in the case of installments payable after May 24, 2015, 2.50% of outstanding loans originally funded under the New Term Loan A Facility, with the remaining unpaid principal amount of loans under the New Term Loan A Facility due and payable in full at maturity, on May 24, 2018.

Overview of New Term Loan B Facility

Also concurrently with the closing of the Acquisition, NCLC entered into a new $350.0 million senior secured term B facility (the “New Term Loan B Facility”) under an incremental assumption agreement. Such New Term Loan B Facility was implemented as an incremental facility to the Amended and Restated Senior Secured Credit Facility and has substantially the same terms as the existing term loans and the New Term Loan A Facility, other than with respect to interest rates, voluntary prepayments, amortization and maturity. The applicable margin under the New Term Loan B Facility is 3.25% with respect to Eurocurrency loans (with a LIBOR floor of 0.75%) and 2.25% with respect to base rate loans. NCLC may voluntarily repay outstanding loans under the New Term Loan B Facility at any time subject to a 1% premium to the extent the prepayment occurs within 12 months of the closing date in connection with a repricing transaction. NCLC is required to repay the loans under the New Term Loan B Facility in quarterly installments, commencing in March 2015, in an aggregate principal amount equal to 0.25% of the loans outstanding immediately after the Closing Date (as defined below), with the remaining unpaid principal amount of loans under the New Term Loan B Facility due and payable in full at maturity. The New Term Loan B Facility has a term of seven years (provided that the New Term Loan B Facility will mature on any earlier date that is 91 days prior to the maturity date of the 5.25% Notes if the 5.25% Notes have not been repaid or refinanced with debt maturing after the maturity date of the New Term Loan B Facility by such date).

3.	Amendment to Amended and Restated Shareholders’ Agreement

In connection with the closing of the Acquisition, as of the Closing Date, Norwegian entered into Amendment No. 1 to the Amended and Restated Shareholders’ Agreement, dated as of January 24, 2013 (the “Amendment”). The primary purpose of the Amendment was to add certain parties as shareholders of Norwegian, and to include a lock-up prohibiting certain shareholders from selling Norwegian Ordinary Shares obtained in connection with the Acquisition through January 1, 2016.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 19, 2014 (the “Closing Date”), Norwegian completed its previously announced acquisition of Prestige (the “Acquisition”) through the merger of Portland Merger Sub, Inc., a corporation organized under the laws of the Republic of Panama and a wholly-owned, indirect subsidiary of Norwegian (“Merger Sub”), with and into Prestige (the “Merger”), with Prestige continuing as the surviving corporation and becoming a wholly-owned, indirect subsidiary of Norwegian, pursuant to the Agreement and Plan of Merger, dated as of September 2, 2014, by and among Norwegian, Prestige, Merger Sub and Apollo Management, L.P., a Delaware limited partnership, as the stockholders’ representative (as amended, the “Merger Agreement”).

Pursuant to the Merger Agreement, on the Closing Date, (i) each share of common stock, par value $0.01 per share, of Prestige (the “Prestige Common Stock”) issued and outstanding immediately prior to the effective time of the Merger

(other than shares owned by Prestige as treasury stock), (ii) each share of Class B common stock, par value $0.01 per share, of Prestige (the “Prestige Class B Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Prestige as treasury stock), and (iii) each outstanding eligible option to purchase Prestige Common Stock (“Prestige Options”), was cancelled and automatically converted into the right to receive, in the aggregate, an amount of cash equal to approximately $1,108,798,350 and approximately 20,296,880 ordinary shares of Norwegian, par value $0.001 per share (“Norwegian Ordinary Shares,” and such issuance of Norwegian Ordinary Shares, the “Share Issuance”) (valued at approximately $670,000,000 as of September 2, 2014, based on the volume weighted average trading price of the Norwegian Ordinary Shares for the twenty trading days preceding August 29, 2014 of $33.01 per share), and in the case of each share of Prestige Common Stock and each Prestige Option, a pro rata portion of a contingent payment, if any, of up to $50,000,000 in cash subject to the achievement of certain milestones set forth in the Merger Agreement. Pursuant to the terms and conditions set forth in the Merger Agreement, a portion of the aggregate consideration is being held in escrow to secure the indemnification obligations of Prestige’s securityholders under the Merger Agreement.

Prior to the Merger, investment funds affiliated with Apollo Global Management, LLC owned a majority of the issued and outstanding shares of Prestige Common Stock and also had (and following the Merger, continue to have) the ability to appoint a majority of the board of directors of Norwegian (the “Board”). The Merger Agreement and the transactions contemplated thereby were approved by a special transaction committee of the Board composed entirely of disinterested directors.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Norwegian’s Current Report on Form 8-K filed with the SEC on September 4, 2014 and is incorporated by reference herein. Amendment No. 1 to the Merger Agreement was filed as Exhibit 2.1 to Norwegian’s Current Report on Form 8-K filed with the SEC on October 8, 2014 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under subheadings 1 and 2 under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the transactions contemplated by the Merger Agreement, Norwegian effected the Share Issuance described under Item 2.01 above in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.01 of this Current Report on Form 8-K contains a detailed description of the nature of this transaction (including the nature and aggregate consideration received), including the Share Issuance, and such description set forth in Item 2.01 is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Appointment of Frank J. Del Rio

In connection with the Acquisition, effective as of the effective time of the Merger, Frank J. Del Rio, age 60, will continue in his role as Chief Executive Officer of Prestige. There are no arrangements or understandings between Mr. Del Rio and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404 (a) of Regulation S-K.

Prior to joining Norwegian, Mr. Del Rio founded Oceania Cruises, Inc. (“Oceania”) in October 2002 and has served as Chief Executive Officer and Chairman of the Board of Directors of Prestige or its predecessor since October 2002. Based in Miami, Florida, Mr. Del Rio has been responsible for the financial and strategic development of Prestige. Between 2003 and 2007, Mr. Del Rio was instrumental in the development and growth of Oceania. Prior to founding Oceania, Mr. Del Rio played a vital role in the development of Renaissance Cruises, serving as Co-Chief Executive Officer, Executive Vice President and

CFO from 1993 to April 2001. Mr. Del Rio holds a B.S. in Accounting from the University of Florida and is a Certified Public Accountant (inactive license).

Employment Agreement.

Mr. Del Rio will continue to remain employed by Prestige pursuant to the terms of an employment agreement entered into with Prestige and Oceania on June 5, 2014. The agreement has a term that continues until December 31, 2018. The material terms of the employment agreement are summarized below.

Base Salary and Bonus. Mr. Del Rio will receive an annual base salary of $1,750,000, subject to annual 5% increases beginning in calendar 2015. Beginning with the 2014 calendar year, he will be eligible for an annual bonus with a target amount equal to 100% of base salary.

Equity Awards. Beginning with the 2015 calendar year, Mr. Del Rio will be eligible to receive an annual award of options to purchase Norwegian Ordinary Shares under Norwegian’s 2013 Performance Incentive Plan. Subject to his continued employment through each vesting date and accelerated vesting upon a change in control of Norwegian, all of these option grants will vest over a period of four years, with 50% of each option grant vesting on the second anniversary of the grant date, and 25% of each option grant vesting on the third and fourth anniversaries of the grant date.

Other Benefits. Mr. Del Rio will be eligible to participate in the benefit plans and programs generally available to other senior executives, including Norwegian’s medical executive reimbursement plan. He will also be entitled to a $2,000 monthly car allowance, 40 days of vacation per year, and certain annual fringe and tax preparation benefits having an annual value of approximately $80,000 per year.

Severance Terms. If Norwegian terminates Mr. Del Rio’s employment without cause or if he terminates his employment for a good reason, he will be entitled to receive (i) a severance payment equal to two times his base salary plus target annual bonus, (ii) payment of a pro-rata portion of any annual bonus becoming earned for the year in which his termination occurs based on performance through his termination date, (iii) accelerated vesting in the next installment of each outstanding option grant scheduled to vest following his termination date, and (iv) continued provision of health and medical benefits and certain fringe and tax preparation benefits until the second anniversary of his termination date.

Mr. Del Rio’s receipt of the severance benefits described above is subject to his execution of a release of claims and compliance with the noncompetition, nonsolicitation and nondisclosure restrictions contained in his employment agreement.

2.	Appointment of Kunal S. Kamlani

In connection with the Acquisition, effective as of the effective time of the Merger, Kunal S. Kamlani, age 42, was appointed President of Prestige and will continue in his role as Chief Operating Officer of Prestige. There are no arrangements or understandings between Mr. Kamlani and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404 (a) of Regulation S-K.

Prior to joining Norwegian, Mr. Kamlani served as the President and Chief Operating Officer of Prestige Cruise Holdings, Inc. (“PCH”), the Chief Operating Officer of Prestige and the President of Oceania since September 2011, and the President of Regent since February 2013. Mr. Kamlani rejoined Oceania in September 2011 from Bank of America/Merrill Lynch, where he served as head of the multi-billion dollar Global Investment Solutions division with approximately 1,000 employees worldwide. Prior to that, Mr. Kamlani was Chief Financial Officer of PCH from August 2009 through March 2010. His past experiences also include serving as the Chief Operating Officer of Smith Barney and Vice President of corporate development for Starwood Hotels & Resorts. Mr. Kamlani earned his M.B.A. from Columbia University and a bachelor’s degree in Economics and Political Science from Colgate University.

Employment Agreement.

PCH entered into an employment agreement with Mr. Kamlani dated November 19, 2014. The agreement has an initial term of one year, which will automatically renew each anniversary thereafter for additional one-year terms unless either Norwegian or Mr. Kamlani gives notice of non-renewal within sixty days prior to the end of the term. The material terms of the employment agreement are summarized below.

Base Salary and Bonus. Mr. Kamlani will receive an annual base salary of $750,000, subject to annual review. Beginning with the 2015 calendar year, he will be eligible for an annual bonus with a target amount equal to 75% of base salary. Mr. Kamlani’s annual bonus for 2015 will be equal to a minimum of $562,500. Mr. Kamlani’s annual bonus for 2014 will become payable pursuant to the terms in effect on the Closing Date.

Equity Awards. On the Closing Date, Mr. Kamlani will be eligible to receive an award of options to purchase 150,000 Norwegian Ordinary Shares under Norwegian’s 2013 Performance Incentive Plan. All of these option grants will have an ordinary term of 10 years and will vest in four equal annual installments on each of the first four anniversaries of the grant date, subject to his continued employment through each vesting date and accelerated vesting upon a change in control of Norwegian. Beginning with the 2015 calendar year, Mr. Kamlani will be eligible to receive equity awards on a basis that is generally consistent with other senior executives.

Transaction Bonus. In connection with the Acquisition, Mr. Kamlani became entitled to receive a $500,000 transaction success payment. On the date that Norwegian pays annual bonuses for its 2015 and 2016 calendar years, Mr. Kamlani will be entitled to receive a subsequent installment of his transaction success payment, with each installment equal to $250,000 and payable subject to his continued employment through the payment date.

Severance Terms. If Norwegian terminates Mr. Kamlani’s employment without cause, he will be entitled to receive (i) a severance payment equal to one times his base salary, (ii) payment of any unpaid installments of his transaction success payments described above, and (iii) reimbursement of premiums to continue medical coverage under COBRA for 12 months. If Mr. Kamlani terminates his employment for any reason during the four-month period beginning on the Closing Date, he will be entitled to a severance payment equal to $1,150,000 and reimbursement of premiums to continue medical coverage under COBRA for 12 months, in lieu of any other severance benefits.

Other Benefits. Mr. Kamlani will be eligible to participate in the benefit plans and programs generally available to other senior executives, including Norwegian’s medical executive reimbursement plan. He will also be entitled to a $1,500 monthly car allowance and 4 weeks of vacation per year.

Mr. Kamlani’s receipt of the severance benefits described above is subject to his execution of a release of claims and compliance with the noncompetition, nonsolicitation and nondisclosure restrictions contained in his employment agreement.

Item 7.01	Regulation FD Disclosure.

On November 19, 2014, Norwegian issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.3 hereto.  Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.3, shall not be deemed incorporated by reference in any filing of Norwegian under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The following consolidated financial data of Prestige required by Rule 3-05(b) of Regulation S-X, promulgated pursuant to the Exchange Act, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K:

Report of Independent Registered Certified Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2013 and 2012

Consolidated Statements of Operations for the years ended December 31, 2013, 2012 and 2011

Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2013, 2012 and 2011

Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2013, 2012 and 2011

Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011

Notes to Consolidated Financial Statements

Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013

Consolidated Statements of Operations for the nine months ended September 30, 2014 and 2013

Consolidated Statements of Comprehensive Income for the nine months ended September 30, 2014 and 2013

Consolidated Statements of Cash Flows for the nine months ended September 30, 2014 and 2013

Notes to Consolidated Financial Statements

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information required by Article 11 of Regulation S-X, promulgated pursuant to the Exchange Act, is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2014

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P. (incorporated herein by reference to Exhibit 2.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on September 4, 2014 (File No. 001-35784))

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 6, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P. (incorporated herein by reference to Exhibit 2.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on October 8, 2014 (File No. 001-35784))

4.1	Indenture, dated as of November 19, 2014, between NCL Corporation Ltd. and U.S. Bank National Association, as trustee

10.1	Amendment No. 1 to Amended and Restated Shareholders’ Agreement of Norwegian Cruise Line Holdings, Ltd., dated as of November 19, 2014, by and among Norwegian Cruise Line Holdings, Ltd., Genting Honk Kong Limited, STAR NCLC Holdings Ltd., AAA Guarantor Co-Invest VI(B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIG VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P., TPG Viking AIV III, L.P., AIF VI Euro Holdings, L.P., AAA Guarantor – Co-Invest VII, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P.

99.1	Consolidated Financial Data of Prestige Cruises International, Inc.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

99.3	Press Release, dated November 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Norwegian Cruise Line Holdings Ltd.

By:	/s/ Wendy A. Beck
Name:	Wendy A. Beck
Title:	Executive Vice President
and Chief Financial Officer

Date: November 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P. (incorporated herein by reference to Exhibit 2.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on September 4, 2014 (File No. 001-35784))

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 6, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P. (incorporated herein by reference to Exhibit 2.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on October 8, 2014 (File No. 001-35784))

4.1	Indenture, dated as of November 19, 2014, between NCL Corporation Ltd. and U.S. Bank National Association, as trustee

10.1	Amendment No. 1 to Amended and Restated Shareholders’ Agreement of Norwegian Cruise Line Holdings, Ltd., dated as of November 19, 2014, by and among Norwegian Cruise Line Holdings, Ltd., Genting Honk Kong Limited, STAR NCLC Holdings Ltd., AAA Guarantor Co-Invest VI(B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIG VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P., TPG Viking AIV III, L.P., AIF VI Euro Holdings, L.P., AAA Guarantor – Co-Invest VII, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P.

99.1	Consolidated Financial Data of Prestige Cruises International, Inc.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

99.3	Press Release, dated November 19, 2014